SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2003

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington	99362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)       Exhibits

         99.1     Press Release of Banner Corporation dated July 23, 2003.

Item 9.  Regulation FD Disclosure

         On July 23, Banner Corporation issued its earnings release for the second quarter ended June 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

         The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: July 23, 2003	By: /s/ D. Michael Jones D. Michael Jones President and Chief Executive Officer

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Exhibit 99.1

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THE CEREGHINO GROUP		CONTACT: D. MICHAEL JONES
CORPORATE INVESTOR RELATIONS		PRESIDENT AND CEO
1403 SE 44th AVENUE	BANNER	LLOYD W. BAKER, CFO
PORTLAND, OR 97215	CORPORATION	(509) 527-3636
503.421.4168
www.stockvalues.com
NEWS RELEASE

BANNER CORPORATION REPORTS PROFITS INCREASE 17% TO $4.1 MILLION AS ASSETS
TOP $2.5 BILLION AND KEY CREDIT QUALITY RATIOS IMPROVE

Walla Walla, WA - July 23, 2003 - Banner Corporation (Nasdaq: BANR), the parent of Banner Bank, today reported that strong growth in assets and deposits, as well as increased mortgage banking activities, contributed to a 17% growth in net income for the quarter ended June 30, 2003. For the second quarter, net income was $4.1 million, or $0.37 per diluted share, a 17% improvement compared to $3.5 million, or $0.30 per diluted share, in the same quarter a year earlier. For the first six months of the year, net income reached $7.6 million, or $0.68 per diluted share, compared to $7.4 million, or $0.65 per diluted share, in the same period of 2002.

"We are making progress toward generating improved earnings, better asset quality and growing our franchise," said D. Michael Jones, President and Chief Executive Officer. "While we continue to work to collect problem assets and strengthen our loan portfolio and credit culture, we are seeing significant growth in loans and deposits. We are also expanding our franchise with new branch openings in Yakima and the Belltown neighborhood of Seattle during 2003. In 2004, we expect to add branches in Walla Walla and Federal Way, Washington and in Hillsboro, Oregon near Portland. These branches complement our existing network and will help us deliver improved customer service and banking products more conveniently to new and existing customers."

Credit Quality

Non-performing assets were $37.1 million, or 1.48% of total assets, at June 30, 2003, a 12% reduction from both $42.4 million or 1.76% of total assets at March 31, 2003, and $42.2 million or 1.86% of total assets at December 31, 2002. The loan loss provision for the second quarter was $2.3 million, equal to the provision in the prior quarter and a reduction from $4.0 million in the second quarter a year ago. At June 30, 2003, the allowance for loan losses totaled $26.1 million, representing 1.57% of total loans outstanding, compared to $25.6 million or 1.61% of total loans at March 31, 2003, and $16.6 million or 1.06% of loans at June 30, 2002.

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the second quarter increased 11% to $25.4 million, compared to $23.0 million in the same quarter of 2002. For the first half of the year, revenues increased 10% to $49.7 million, compared to $45.1 million in the same period of 2002. Net interest margin was 3.57% for the quarter, compared to 3.66% in the prior quarter and 3.90% in the same quarter a year ago. "The decrease in net interest margin was largely the result of changes in the asset mix, with a higher percentage of investments in 2003 than in 2002, and the effect of the lower interest rate environment on investment yields as well as the higher level of non-performing assets in 2003 compared to the second quarter of 2002," said Jones.

"The significant growth in our deposit base contributed to a 19% increase in other fees and service charges. In addition, a record quarter for mortgage banking operations contributed to the 52% increase in other operating income despite a second quarter $300,000 impairment charge related to accelerated loan payoffs of the residential loan servicing portfolio," added Jones. For the quarter, mortgage banking operations, including loan servicing fees, more than doubled to $3.2 million, compared to $1.5 million in the second quarter of 2002, and increased 22% from the first quarter level of $2.6 million.

"Over the last twelve months, we have added two branches and three loan offices, moved one loan office to an expanded facility and added experienced personnel in a variety of positions, most importantly in our lending departments. Staffing has increased 10% from levels a year ago. These significant investments in people and facilities are beginning to produce the increased asset growth and revenues we were expecting," Jones said.

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BANR  -  Second Quarter Results
July 23, 2003

Other operating expense was $17.3 million for the quarter ended June 30, 2003, compared to $17.1 million in the first quarter of 2003 and $13.8 million in the second quarter of 2002. The increased branches, lending centers, substantially augmented lending staff, along with increases in compensation to our real estate lenders due to their exceptional volumes, higher problem loan collection costs and increased marketing expenditures all contributed to the higher level of expenses.

Balance Sheet Review

Assets reached a record $2.5 billion at June 30, 2003, a 16% increase from $2.2 billion a year earlier. Deposits grew 19%, to $1.7 billion, compared to $1.4 billion at June 30, 2002. Book value per share increased to $17.96 at June 30, 2003, from $17.75 per share a year earlier. Tangible book value totaled $14.59 per share at June 30, 2003, compared to $14.44 a year earlier.

"The experienced commercial lending staff we have been building over the past year is now generating significant growth in C&I loans, including commercial and agricultural business loans," said Jones. "These loans grew 24% year-over-year and now account for 27% of the total loan portfolio, compared to 23% a year ago. Our construction and land development lending operations also continue to produce strong results in the current interest rate environment. Despite record one-to-four family loan production, this portion of our portfolio continues to decline as a result of refinancing activity and our strategy of selling current production of these long-term, low-interest rate mortgages into the secondary market. Excluding one-to-four family loans, the remainder of the loan portfolio increased more than 12%.

"We are particularly pleased that strong deposit growth for the quarter and year-to-date has improved our balance sheet fundamentals and provided funding for our loan growth. Combined with increases in our cash and securities portfolio, we now have a stronger balance sheet and higher levels of liquidity than in prior years," concluded Jones.

Conference Call

The Company will host a conference call today, Wednesday, July 23, 2003 at 9:00 a.m. PDT, to discuss the second quarter results. The conference call can be accessed live by telephone at 303-262-2130. To listen to the call online, go to the company's website at www.bannerbank.com or to www.companyboardroom.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 545010, until Wednesday, July 30, 2003 or via the Internet at www.companyboardroom.com through August 5, 2003.

About the Company

Banner Corporation is the parent of Banner Bank, a commercial bank which operates a total of 41 branch offices and eight loan offices in 19 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, the Bank's ability to profitably expand its branch network and to meet branch opening schedules, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

(tables follow)

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BANR  -  Second Quarter Results
July 23, 2003

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(In thousands except share and per share data)	Jun 30, 2003	Mar 31,2003	Jun 30, 2002	Jun 30, 2003	Jun 30, 2002
INTEREST INCOME:
Loans receivable	$ 29,396	$ 28,844	$ 30,702	$ 58,240	$ 61,953
Mortgage-backed securities	3,183	3,052	2,886	6,235	5,442
Securities and cash equivalents	2,833	2,822	2,688	5,655	4,899
	35,412	34,718	36,276	70,130	72,294

INTEREST EXPENSE:
Deposits	8,851	8,871	9,874	17,722	20,018
Federal Home Loan Bank advances	5,747	5,700	6,231	11,447	12,699
Trust preferred securities	546	567	338	1,113	338
Other borrowings	203	172	400	375	892
	15,347	15,310	16,843	30,657	33,947
Net interest income before provision for loan losses	20,065	19,408	19,433	39,473	38,347
PROVISION FOR LOAN LOSSES	2,250	2,250	4,000	4,500	7,000
Net interest income after provision for loan losses	17,815	17,158	15,433	34,973	31,347
OTHER OPERATING INCOME:
Loan servicing fees	(83)	530	413	447	757
Other fees and service charges	1,839	1,658	1,548	3,497	2,806
Mortgage banking revenues	3,244	2,062	1,128	5,306	2,419
Gain (loss) on sale of securities	- -	3	12	3	17
Miscellaneous	383	565	448	948	768
Total other operating income	5,383	4,818	3,549	10,201	6,767
OTHER OPERATING EXPENSE:
Salary and employee benefits	11,589	11,211	9,090	22,800	17,784
Less capitalized loan origination costs	(1,975)	(1,575)	(1,292)	(3,550)	(2,605)
Occupancy and equipment	2,349	2,372	2,039	4,721	4,122
Information/computer data services	868	838	724	1,706	1,337
Miscellaneous	4,444	4,211	3,279	8,655	6,528
Total other operating expense	17,275	17,057	13,840	34,332	27,166
Income before provision for income taxes	5,923	4,919	5,142	10,842	10,948
PROVISION FOR INCOME TAXES	1,802	1,490	1,615	3,292	3,512
NET INCOME	$ 4,121	$ 3,429	$ 3,527	$ 7,550	$ 7,436
Earnings per share
Basic	$ 0.38	$ 0.32	$ 0.32	$ 0.70	$ 0.67
Diluted	$ 0.37	$ 0.31	$ 0.30	$ 0.68	$ 0.65
Cumulative dividend per share	$ 0.15	$ 0.15	$ 0.15	$ 0.30	$ 0.30
Weighted average shares outstanding
Basic	10,805,856	10,786,474	11,070,028	10,796,218	11,051,798
Diluted	11,130,330	11,040,425	11,581,510	11,085,621	11,515,479
Shares repurchased during the period	- -	- -	- -	- -	40,000

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BANR  -  Second Quarter Results
July 23, 2003

FINANCIAL CONDITION
(In thousands except share and per share data)	Jun 30, 2003	Mar 31,2003	Jun 30, 2002	Dec 31, 2002
ASSETS
Cash and due from banks	$ 143,945	$ 126,396	$ 93,276	$ 132,910
Securities available for sale	563,969	567,592	361,604	421,222
Securities held to maturity	11,191	11,469	14,435	13,253
Federal Home Loan Bank stock	33,814	33,378	31,800	32,831
Loans receivable:
Held for sale	39,602	47,213	10,491	39,366
Held for portfolio	1,624,514	1,543,325	1,558,176	1,534,100
Allowance for loan losses	(26,075)	(25,551)	(16,646)	(26,539)
	1,638,041	1,564,987	1,552,021	1,546,927
Accrued interest receivable	14,293	13,775	13,994	13,689
Real estate held for sale, net	8,691	5,183	6,253	6,062
Property and equipment, net	20,216	20,629	18,502	20,745
Goodwill and other intangibles	36,613	36,664	36,817	36,714
Deferred income tax asset, net	1,810	1,658	1,910	2,786
Bank owned life insurance	32,748	32,260	30,895	31,809
Other assets	9,368	3,863	3,191	4,224
	$ 2,514,699	$ 2,417,854	$ 2,164,698	$ 2,263,172
LIABILITIES
Deposits:
Non-interest-bearing	$ 191,134	$ 192,287	$ 196,221	$ 200,500
Interest-bearing	1,501,730	1,422,060	1,230,667	1,297,278
	1,692,864	1,614,347	1,426,888	1,497,778
Borrowings:
Advances from Federal Home Loan Bank	507,952	511,452	431,183	465,743
Trust preferred securities	40,000	40,000	25,000	40,000
Other borrowings	42,014	41,400	68,723	41,202
	589,966	592,852	524,906	546,945
Accrued expenses and other liabilities	31,537	14,623	12,406	24,700
Deferred compensation	3,728	3,601	2,960	3,372
Income taxes payable	1,723	- -	555	- -
	2,319,818	2,225,423	1,967,715	2,072,795
STOCKHOLDERS' EQUITY
Common stock and additional paid in capital	121,384	121,119	127,250	120,554
Retained earnings	74,966	72,545	72,054	70,813
Accumulated other comprehensive income	3,340	3,576	2,534	3,488
Unearned shares of common stock issued to Employee Stock Ownership Plan (ESOP) trust: at cost	(4,264)	(4,264)	(4,769)	(4,262)
Net carrying value of stock related deferred compensation plans	(545)	(545)	(86)	(216)
	194,881	192,431	196,983	190,377
	$ 2,514,699	$ 2,417,854	$ 2,164,698	$ 2,263,172
Shares Issued:
Shares outstanding at end of period	11,366,835	11,347,571	11,671,937	11,306,977
Less unearned ESOP shares at end of period	515,707	515,707	577,039	515,707
Shares outstanding at end of period excluding unearned ESOP shares	10,851,128	10,831,864	11,094,898	10,791,270
Book value per share (1)	$ 17.96	$ 17.77	$ 17.75	$ 17.64
Tangible book value per share (1)	$ 14.59	$ 14.38	$ 14.44	$ 14.24
Consolidated Tier 1 leverage capital ratio	8.20%	8.48%	8.69%	8.77%
(1) - Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP).

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BANR  -  Second Quarter Results
July 23, 2003

ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
LOANS (including loans held for sale)	Jun 30, 2003	Mar 31,2003	Jun 30, 2002	Dec 31, 2002

Secured by real estate:
One- to four-family	$ 299,524	$ 323,495	$ 353,819	$ 329,314
Consumer secured by one to four-family	25,875	25,004	24,747	26,195
Total one to four-family	325,399	348,499	378,566	355,509
Commercial	407,419	384,589	367,166	379,099
Multifamily	76,598	68,494	81,942	72,333
Construction and land	376,385	347,956	340,117	339,516
Commercial business	328,130	301,418	263,796	285,231
Agricultural business including secured by farmland	113,445	102,737	95,375	102,626
Consumer	36,740	36,845	41,705	39,152
Total loans outstanding	$ 1,664,116	$ 1,590,538	$ 1,568,667	$ 1,573,466

NON-PERFORMING ASSETS:	Jun 30, 2003	Mar 31,2003	Jun 30, 2002	Dec 31, 2002
Loans on non-accrual status	$ 27,196	$ 36,834	$ 19,562	$ 34,249
Accruing loans greater than 90 days delinquent	926	290	314	1,859
Total non-performing loans	28,122	37,124	19,876	36,108
Real estate owned (REO)/Repossessed assets	9,018	5,319	6,253	6,062
Total non-performing assets	$ 37,140	$ 42,443	$ 26,129	$ 42,170
Total non-performing assets/Total assets	1.48%	1.76%	1.21%	1.86%

	Quarters Ended			Six Months Ended
CHANGE IN THE ALLOWANCE FOR LOAN LOSSES:	Jun 30, 2003	Mar 31,2003	Jun 30, 2002	Jun 30, 2003	Jun 30, 2002
Balance at beginning of period	$ 25,551	$ 26,539	$ 18,899	$ 26,539	$ 17,552
Acquisitions/(divestitures)	- -	- -	- -	- -	460
Provision for loan losses	2,250	2,250	4,000	4,500	7,000
Recoveries	244	110	51	354	70
Charge-offs	(1,970)	(3,348)	(6,304)	(5,318)	(8,436)
Net (charge-offs) recoveries	(1,726)	(3,238)	(6,253)	(4,964)	(8,366)
Balance at end of period	$ 26,075	$ 25,551	$ 16,646	$ 26,075	$ 16,646
Net charge-offs/Average loans outstanding	0.11%	0.20%	0.39%	0.31%	0.52%
Allowance for loan losses/Total loans outstanding	1.57%	1.61%	1.06%	1.57%	1.06%

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BANR  -  Second Quarter Results
July 23, 2003

ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands) (Rates/Ratios annualized)
	Quarters Ended			Six Months Ended
OPERATING PERFORMANCE:	Jun 30, 2003	Mar 31,2003	Jun 30, 2002	Jun 30, 2003	Jun 30, 2002
Average loans	$ 1,633,218	$ 1,582,231	$ 1,586,389	$ 1,607,865	$ 1,596,968
Average securities and deposits	622,141	565,400	413,038	593,927	385,208
Average non-interest-earning assets	160,455	157,412	139,813	158,950	137,061
Total average assets	$ 2,415,814	$ 2,305,043	$ 2,139,240	$ 2,360,742	$ 2,119,237
Average deposits	$ 1,598,829	$ 1,506,427	$ 1,386,332	$ 1,552,883	$ 1,361,457
Average borrowings	607,483	588,517	542,339	598,053	549,280
Average non-interest-earning liabilities	13,980	17,120	13,191	15,548	11,716
Total average liabilities	2,220,292	2,112,064	1,941,862	2,166,484	1,922,453
Total average equity	195,522	192,979	197,378	194,258	196,784
Total average liabilities and equity	$ 2,415,814	$ 2,305,043	$ 2,139,240	$ 2,360,742	$ 2,119,237
Interest rate yield on loans	7.22%	7.39%	7.76%	7.30%	7.82%
Interest rate yield on securities and deposits	3.88%	4.21%	5.41%	4.04%	5.41%
Interest rate yield on interest-earning assets	6.30%	6.56%	7.28%	6.42%	7.35%
Interest rate expense on deposits	2.22%	2.39%	2.86%	2.30%	2.97%
Interest rate expense on borrowings	4.29%	4.44%	5.15%	4.36%	5.11%
Interest rate expense on interest-bearing liabilities	2.79%	2.96%	3.50%	2.87%	3.58%
Interest rate spread	3.51%	3.60%	3.78%	3.55%	3.77%
Net interest margin	3.57%	3.66%	3.90%	3.62%	3.90%
Other operating income/Average assets	0.89%	0.85%	0.67%	0.87%	0.64%
Other operating expense/Average assets	2.87%	3.00%	2.59%	2.93%	2.58%
Efficiency ratio (other operating expense/revenue)	67.88%	70.41%	60.22%	69.11%	60.22%
Return on average assets	0.68%	0.60%	0.66%	0.64%	0.71%
Return on average equity	8.45%	7.21%	7.17%	7.84%	7.62%
Average equity/Average assets	8.09%	8.37%	9.23%	8.23%	9.29%

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NOTE: Transmitted on Business Wire at 5:00 a.m. PDT on July 23, 2003.

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